As filed with the Securities and Exchange Commission on August 7, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

fuboTV Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	26-4330545
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1290 Avenue of the Americas

New York, New York 10104

(212) 672-0055

(Address, including zip code, of principal executive offices)

fuboTV Inc. 2023 Employment Inducement Equity Incentive Plan

fuboTV Inc. 2020 Equity Incentive Plan

(Full title of the plans)

David Gandler

Chief Executive Officer

fuboTV Inc.

1290 Avenue of the Americas

New York, NY 10104

(212) 672-0055

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Jenna B. Cooper

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 906-1200

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) 3,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of fuboTV Inc. (the “Registrant”), reserved for issuance under the Registrant’s 2023 Employment Inducement Equity Incentive Plan (the “Inducement Plan”), to be granted to certain eligible individuals as an inducement material to their entering into employment with the Registrant or its subsidiaries, and (ii) an additional 20,000,000 shares of Common Stock reserved for issuance under the Registrant’s 2020 Equity Incentive Plan (together with previous versions of such plan, and as may be further amended from time to time, the “2020 Plan”), pursuant to an amendment and restatement of the 2020 Plan that was approved by the Registrant’s shareholders on June 15, 2023.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed (other than portions of those documents furnished or otherwise not deemed filed) by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 27, 2023 (File No. 001-39590) (the “Form 10-K”);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, filed with the Commission on May 8, 2023 (File No. 001-39590) and August 7, 2023 (File No. 001-39590), respectively, and the Registrant’s Current Reports on Form 8-K filed with the Commission on February 27, 2023 (containing disclosure under Item 8.01), March 10, 2023, April 28, 2023, May 8, 2023, and June 20, 2023; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 2, 2020 (File No. 001-39590) pursuant to Section 12(b) of the Securities Act, relating to the Registrant’s Common Stock, as updated by “Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to specific section of such statements as set forth therein.

Under no circumstances shall any information furnished under Item 2.02 and/or Item 7.01 of Current Report on Form 8-K and any corresponding exhibits thereto be deemed incorporated herein by reference unless such Current Report on Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Section 607.0831 of the Florida Business Corporation Act (the “FBCA”), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision to take or not to take action, or any failure to take any action unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes any of the following: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a circumstance under which the transaction at issue is one from which the director derived an improper personal benefit, either directly or indirectly; (c) a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable (relating to liability for unlawful distributions); (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful or intentional misconduct; or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0851 of the FBCA, except as otherwise provided in Section 607.0859 (as described below), and not in limitation of indemnification allowed under Section 607.0858 of the FBCA (regarding variation by corporate action), a corporation may indemnify an individual who is a party to any proceeding because the individual is or was a director or officer of the corporation against liability incurred in the proceeding if (a) the director or officer acted in good faith; (b) the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and (c) in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the director or officer did not meet the relevant standard of conduct described in this section of the FBCA. Unless ordered by a court, a corporation may not indemnify a director or an officer in connection with a proceeding by or in the right of the corporation except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

For purposes of the indemnification provisions of the FBCA, “director” or “officer” means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director or officer, manager, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or another enterprise or entity and the terms include, unless the context otherwise requires, the estate, heirs, executors, administrators, and personal representatives of a director or officer.

Section 607.0852 of the FBCA provides that a corporation must indemnify an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

Section 607.0853 of the FBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is or was a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if (a) the director or officer is not entitled to mandatory indemnification under Section 607.0852; and (b) it is ultimately determined under Section 607.0854 or Section 607.0855 (as described below) that the director or officer has not met the relevant standard of conduct described in Section 607.0851 or the director or officer is not entitled to indemnification under Section 607.0859 (as described below).

Section 607.0854 of the FBCA provides that, unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board of directors or of the shareholders in the specific case, a director or officer of the corporation who is a party to a proceeding because he or she is or was a director or officer may apply for indemnification or an advance for expenses, or both, to a court having jurisdiction over the corporation which is conducting the proceeding, or to a circuit court of competent jurisdiction. Our articles of incorporation do not provide any such exclusion. After receipt of an application and after giving any notice it considers necessary, the court may order indemnification or advancement of expenses upon certain determinations of the court.

Section 607.0855 of the FBCA provides that, unless ordered by a court under Section 607.0854, a corporation may not indemnify a director or officer under Section 607.0851 unless authorized for a specific proceeding after a determination has been made that indemnification is permissible because the director or officer has met the relevant standard of conduct set forth in Section 607.0851.

Section 607.0857 of the FBCA provides that a corporation has the power to purchase and maintain insurance on behalf of and for the benefit of an individual who is entitled to indemnification as set forth therein, and Section 607.0858 of the FBCA provides that the indemnification provided pursuant to Section 607.0851 and Section 607.0852, and the advancement of expenses provided pursuant to Section 607.0853 are not exclusive. A corporation may, by a provision in its articles of incorporation, bylaws or any agreement, or by vote of shareholders or disinterested directors, or otherwise, obligate itself in advance of the act or omission giving rise to a proceeding to provide any other or further indemnification or advancement of expenses to any of its directors or officers.

Section 607.0859 of the FBCA provides that, unless ordered by a court under provisions of Section 607.0854 of the FBCA, a corporation may not indemnify a director or officer under Section 607.0851 or Section 607.0858 or advance expenses to a director or officer under Section 607.0853 or Section 607.0858 if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (b) a transaction in which a director or officer derived an improper personal benefit; (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (d) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable (relating to unlawful distributions).

Our articles of incorporation provide that we shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the fullest extent now or hereafter permitted by law.

Our bylaws provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by the FBCA and any other applicable law, in each case, as it presently exists or may hereafter be amended, any director or officer of the Registrant who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation or of a partnership (a “covered person”), joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in our bylaws, the Registrant shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

Our bylaws also provide that the Registrant shall have the power to indemnify and hold harmless, to the fullest extent permitted by the FBCA and any other applicable law, in each case, as it presently exists or may hereafter be amended, any employee or agent of the Registrant who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

The bylaws further provide that the Registrant shall, to the fullest extent not prohibited by the FBCA or any other applicable law, in each case, as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by any covered person, and may pay the expenses incurred by any employee or agent of the Registrant, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under the bylaws or otherwise. The indemnification and advancement of expenses provided pursuant to the bylaws are not exclusive of any other rights that a covered person may have or hereafter acquire under any statute, provision of our articles of incorporation, the bylaws, agreement, vote of shareholders or disinterested directors or otherwise. Indemnification and advancement of expenses as provided in the bylaws shall continue notwithstanding that the person has ceased to be a director or officer of the Registrant and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

The Registrant’s obligation under the bylaws, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit enterprise.

Under the bylaws, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the Corporation’s request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust enterprise or non-profit entity, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability under the provisions of the FBCA or any other applicable law. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

We have entered into indemnification agreements with our directors, executive officers and others, in addition to indemnification provided for in our bylaws, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1(a)	Articles of Incorporation dated February 20, 2009 (incorporated by reference to Exhibit 3.1(i) to the Registration Statement on Form S-1 filed on August 5, 2011).

4.1(b)	Articles of Amendment to Articles of Incorporation dated October 5, 2010 (incorporated by reference to Exhibit 3.1(ii) to the Registrant’s Registration Statement on Form S-1 filed on August 5, 2011).

4.1(c)	Articles of Amendment to Articles of Incorporation dated December 31, 2014 (incorporated by reference to Exhibit 3.1(ii) to the Registrant’s Annual Report on Form 10-K filed on March 31, 2015).

4.1(d)	Articles of Amendment to Articles of Incorporation dated January 11, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 29, 2016).

4.1(e)	Certificate of Designation of Series A Preferred Stock dated June 23, 2016 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 28, 2016).

4.1(f)	Certificate of Designation of Series B Preferred Stock dated June 23, 2016 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on June 28, 2016).

4.1(g)	Certificate of Designation of Series C Preferred Stock dated July 21, 2016 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on July 26, 2016).

4.1(h)	Second Amended Certificate of Designation of Series C Preferred Stock dated March 3, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 6, 2017).

4.1(i)	Articles of Amendment to Articles of Incorporation dated October 17, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 5, 2017).

4.1(j)	Certificate of Designation of Preferences and Rights of Series X Convertible Preferred Stock dated August 3, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 6, 2018).

4.1(k)	Articles of Amendment to Articles of Incorporation dated September 9, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 11, 2019).

4.1(l)	Articles of Amendment to Articles of Incorporation dated March 16, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 23, 2020).

4.1(m)	Certificate of Designation of Series AA Convertible Preferred Stock dated March 20, 2020 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on March 23, 2020).

4.1(n)	Articles of Amendment to Articles of Incorporation dated September 29, 2016 (incorporated by reference to Exhibit 3.1(n) to the Registrant’s Quarterly Report on Form 10-Q filed on July 6, 2020).

4.1(o)	Articles of Amendment to Articles of Incorporation dated January 9, 2017 (incorporated by reference to Exhibit 3.1(o) to the Registrant’s Quarterly Report on Form 10-Q filed on July 6, 2020).

4.1(p)	Articles of Amendment to Articles of Incorporation dated May 11, 2017 (incorporated by reference to Exhibit 3.1(p) to the Registrant’s Quarterly Report on Form 10-Q filed on July 6, 2020).

4.1(q)	Articles of Amendment to Articles of Incorporation dated February 12, 2018 (incorporated by reference to Exhibit 3.1(q) to the Registrant’s Quarterly Report on Form 10-Q filed on July 6, 2020).

Exhibit Number	Description of Exhibit

4.1(r)	Articles of Amendment to Articles of Incorporation dated January 29, 2019 (incorporated by reference to Exhibit 3.1(r) to the Registrant’s Quarterly Report on Form 10-Q filed on July 6, 2020).

4.1(s)	Articles of Amendment to Articles of Incorporation dated July 12, 2019 (incorporated by reference to Exhibit 3.1(s) to the Registrant’s Quarterly Report on Form 10-Q filed on July 6, 2020).

4.1(t)	Articles of Amendment to Articles of Incorporation dated August 10, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 13, 2020).

4.1(u)	Articles of Amendment to Articles of Incorporation dated September 29, 2020 (incorporated by reference to Exhibit 3.1(u) to the Registrant’s Registration Statement on Form S-1 filed on October 30, 2020).

4.1(v)	Articles of Amendment to Articles of Incorporation dated June 9, 2022 (incorporated by reference to Exhibit 3.1(v) to the Registrant’s Registration Statement on Form S-3 filed on August 5, 2022).

4.1(w)	Articles of Amendment to Articles of Incorporation dated June 15, 2023 (incorporated by reference to Exhibit 3.1(w) to the Registrant’s Quarterly Report on Form 10-Q filed on August 7, 2023).

4.2	Amended and Restated Bylaws of the Registrant dated as of March 1, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 2, 2022).

5.1*	Opinion of Holland & Knight LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Holland & Knight LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	fuboTV Inc. 2023 Employment Inducement Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 7, 2023).

99.2	fuboTV Inc. 2020 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 20, 2023).

107.1*	Filing Fee Table

* Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 7, 2023.

FUBOTV INC.

By:	/s/ David Gandler
David Gandler
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David Gandler and John Janedis, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Gandler	Chief Executive Officer, President and Director	August 7, 2023
David Gandler	(principal executive officer)

/s/ John Janedis	Chief Financial Officer	August 7, 2023
John Janedis	(principal financial officer and principal accounting officer)

/s/ Edgar Bronfman Jr.	Executive Chairman and Director	August 7, 2023
Edgar Bronfman Jr.

/s/ Ignacio Figueras	Director	August 7, 2023
Ignacio Figueras

/s/ Julie Haddon	Director	August 7, 2023
Julie Haddon

/s/ Daniel Leff	Director	August 7, 2023
Daniel Leff

/s/ Laura Onopchenko	Director	August 7, 2023
Laura Onopchenko

/s/ Pär-Jörgen Pärson	Director	August 7, 2023
Pär-Jörgen Pärson